UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 3, 2004

                          FRANKLIN CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                  1-9727            13-3419202
          (State or Other           (Commission        (IRS Employer
          jurisdiction of           File Number)      Identification No.)
          incorporation)

               450 Park Avenue, 20th Floor
                      New York, N.Y.                        10022
         (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (212) 486-2323

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                           FORWARD LOOKING STATEMENTS

      Certain statements in this Form 8-K, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

ITEM 5. OTHER EVENTS.

      Franklin Capital Corporation (the "Corporation") has been advised by Milton "Todd" Ault ("Ault") that Ault Glazer & Company Investment Management LLC ("Ault Glazer"), a private investment management firm headquartered in Santa Monica, California, currently is in the process of purchasing additional shares of common stock of the Company in the open market and may increase its holdings to up to 49% of the outstanding common stock.

      Ault and Ault Glazer previously stated their intentions to take control of the Company in Amendment No. 4 to their original filing with the SEC on Schedule 13D, filed on June 2, 2004, and in each of their subsequent filings with the SEC. Likewise, the Company previously reported in its preliminary proxy statement filed with the SEC on July 30, 2004 that Ault Glazer, Ault and other related parties collectively indirectly beneficially own or control approximately 35.3% of the Company's outstanding common stock.

            A copy of the press release issued by the Company in connection with the actions of Ault Glazer is attached hereto as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

      99. Press Release dated August 3, 2004.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FRANKLIN CAPITAL CORPORATION


                                 By: /s/ Stephen L. Brown
                                     -------------------------------------------
                                     Name: Stephen L. Brown
                                     Title: Chairman and Chief Executive Officer

                                 Date: August 3, 2004